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                                                                    EXHIBIT 4.15
                                                              CENTEX CORPORATION


                               CENTEX CORPORATION

                                     Issuer

                                      and

                        TEXAS COMMERCE BANK-DALLAS, N.A.

                                    Trustee

                             SUPPLEMENTAL INDENTURE

                           Dated as of June 17, 1987

                                       to

                                   INDENTURE

                           Dated as of March 12, 1987

                                  $20,000,000

                8.80% SUBORDINATED DEBENTURES DUE JUNE 30, 2007
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         SUPPLEMENTAL INDENTURE, dated as of June 17, 1987, between CENTEX
CORPORATION, a Nevada corporation (together with its successors and assigns as provided in the Indenture referred to below, the "Company"), and TEXAS COMMERCE BANK-DALLAS, N.A., a national banking association (together with its successors in trust thereunder as provided in the Indenture referred to below, the "Trustee"), as trustee under an Indenture dated as of March 12, 1987 (the "Indenture").

                             PRELIMINARY STATEMENT

         Section 2.02 of the Indenture provides, among other things, that the Company may, when authorized by its Board of Directors, and the Trustee may, at any time and from time to time, enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series of Subordinated Debt Securities and to specify certain terms of such Series of Subordinated Debt Securities. The Board of Directors of the Company has duly authorized the creation of a Series of Subordinated Debt Securities with an aggregate principal amount of $20,000,000 to be known as the Company's 8.80% Subordinated Debentures due June 30, 2007 (the "Debentures"), and the Company and the Trustee are executing and delivering this Supplemental Indenture in order to provide for the issuance of the Debentures. All terms used in this Supplemental Indenture which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined in this Supplemental Indenture or the context clearly requires otherwise.

SECTION 1.  Designation.

         The Debentures shall be designated as the Company's "8.80% Subordinated Debentures due June 30, 2007."


SECTION 2.  Date of Debentures.

         The Debentures which are authenticated and delivered by the Trustee to or upon the order of the Company on the Closing Date for the Debentures shall be dated June 17, 1987. All other Debentures which are authenticated after the Closing Date for the Debentures for any other purpose under the Indenture shall be dated the date of their authentication. For the purposes of this Section 2 and Section 12 hereof, "Closing Date" shall mean the




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date on which the Debentures are first executed, authenticated and delivered.

SECTION 3.  Aggregate Principal Amount.

         The aggregate principal amount of Debentures that may be authenticated and delivered under the Indenture and this Supplemental Indenture is limited to $20,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 2.06, 2.07, 2.08 or 11.04 of the Indenture.

SECTION 4.  Interest Rate.

         The Debentures shall bear interest at the rate of 8.80% per annum. Interest shall be computed based on the actual number of days elapsed in a year consisting of 365 days or 366 days, as the case may be.

SECTION 5.  Interest Payment Dates.

         The interest payment dates for the Debentures are June 30 and December 31 in each year, commencing December 31, 1987.

SECTION 6.  Record Date.

         The record date with respect to an interest payment date shall be the close of business on the 15th day of the calendar month in which the related interest payment is due, or in the case of defaulted interest, the close of business on any special record date.

SECTION 7.  Denominations of Debentures.

         The Debentures are issuable in denominations of $100,000 and in integral multiples of $1,000 above such amount.

SECTION 8.  Currency of Issuance and Payments.

         The Debentures shall be issued in the currency of United States of America and shall be paid in such coin or currency.




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SECTION 9.  Redemption of Debentures at the Option of the Company.

         In accordance with the provisions of Article Four of the Indenture, the Debentures will be redeemable at the option of the Company on or after June 30, 1997, in whole at any time or in part from time to time at 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; provided however, that no such redemption may be made by the Company directly or indirectly from or in anticipation of money borrowed having an interest cost to the Company of less than 8.80% per annum.

SECTION 10.  Sinking Fund.

         Prior to maturity, the Debentures will not be subject to any sinking fund payments by the Company.

SECTION 11.  Additions to Article Four of the Indenture.

         With respect to the Debentures, as permitted by clause (12) of Section
2.02 of the Indenture, Article Four of the Indenture shall be amended by adding new Sections 4.13, 4.14 and 4.15 thereto to read in their entirety as follows:

                         "Section 4.13.  To the extent specified in the related
                 Series Supplement, a Holder may request the redemption of Subordinated Debt Securities of a Series upon such terms and conditions as may be set forth in such Series Supplement.

                          Section 4.14.  Any request for redemption pursuant
                 to Section 4.13 hereof may be withdrawn by the person making the same upon the delivery of a written request for such withdrawal received by the Trustee not later than the close of business on the Business Day immediately preceding the applicable redemption date with respect to which such request occurs. If not so withdrawn, the redemption request will be




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                 irrevocable after such date.  In the event a request for
                 redemption has been withdrawn as provided herein, the Trustee shall return the certificate or certificates representing the Subordinated Debt Securities of the Series in respect of which the redemption request has been withdrawn.

                         Section 4.15. The Trustee shall maintain at its Corporate Trust Office a register in which it shall record, in order of receipt, all requests for redemptions received by the Trustee under Section 4.13. If necessary under the circumstances, the Trustee may establish such procedures as it may deem fair and equitable in order to determine the order of
                 receipt of requests for redemption received    by the Trustee
                 on a single day, and any such determination shall be conclusive. In establishing procedures for determining the order of receipt of requests for redemption, the Trustee may designate from time to time any particular person, department or office as a designated recipient of such requests and provide that, after Holders have been notified in writing of such designation, no request for redemption will be deemed received until received by the person, department or office so designated. Unless withdrawn as provided in Section 4.14 hereof, all such requests shall remain in effect until the Subordinated Debt Securities of a Series which are the subject of such request have been redeemed."


SECTION 12.  Redemption of Debentures at Request of Debentureholders.

         The Company, through its wholly-owned subsidiary, Centex American Gypsum Company (the "Subsidiary"), will use the proceeds to it from the sale of the Debentures to construct a gypsum wallboard manufacturing facility (the "Facility") in the State of New Mexico. The State Investment Council, acting on behalf of the Severance Tax Permanent Fund, of the State New Mexico (the




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"Purchaser") has agreed to purchase the Debentures pursuant to the authority granted by the provisions of Section 7-27-5.4(B) NMSA 1978 (the "Bonding Act"), which provides in part that the Company must establish or expand business outlets or ventures, such as the Facility, in the State of New Mexico.

         Pursuant to Section 4.13 of the Indenture, in the event that (i) the Company or the Subsidiary fails to break ground for the Facility by June 30, 1988, (ii) the Company or the Subsidiary fails to initiate the first production run of the Facility by June 30, 1990, (iii) the total expenditures by the Company or the Subsidiary for the Facility are not in excess of $20,000,000 by June 30, 1990 as shown by a certificate of the Company's independent public accountants (in substantially the form attached hereto as Exhibit A) which shall be provided to the Trustee within a reasonable period of time thereafter,
(iv) the Company or the Subsidiary ceases the operation of the Facility as a production facility for gypsum wallboard for 12 consecutive months with the intention to permanently cease production operations, dismantles the operating capability of the Facility with the intention to permanently cease production operations or otherwise declares an intention to permanently cease production operations of the Facility, (v) the proceeds to the Company from the sale of the Debentures to the Purchaser are not used for the construction of the Facility as required by the Bonding Act and subparagraph F of Part II of the State Investment Council Guidelines, Rule 85-1, adopted February 28, 1985, or
(vi) the Company or the Subsidiary fails to permit a duly authorized representative of the Purchaser access to the Facility for purposes of conducting a physical inspection thereof during normal business hours and without undue interruption of production activities, after the Purchaser provides not less than 10 Business Days' notice of its intention to make such an inspection to the President or the Treasurer of the Company (which notice must actually be received by such President or Treasurer), then any Debentureholder shall have the right to request the redemption of its Debentures, or any portion thereof which is an integral multiple of $1,000, prior to maturity, unless the Debentures have been declared due and payable by reason of an Event of Default under the Indenture, at 100% of the principal amount thereof with respect to which redemption has been requested plus accrued interest to the redemption date; provided however, that the right of a Debentureholder to request redemption of its Debentures under clause (iii) above shall extend only to such Debentureholder's pro rata portion of the aggregate principal amount of all of the Debentures issued on the Closing Date in excess of the total expenditures by the Company or the Subsidiary for the Facility upon completion thereof; and




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provided further however, that if the Facility is damaged or destroyed by an event beyond the control of the Company (such as a fire, tornado, flood or similar event) which renders the Facility substantially inoperable for its intended purpose, and the Company commences the repair or reconstruction of the Facility as soon as practicable thereafter and completes such repairs or reconstruction within three years of such event, a Debentureholder shall not be entitled to request the redemption of its Debentures under clause (iv) above.

         A Debentureholder may request redemption by delivering the following to the Trustee at the Corporate Trust Office not less than 60 days prior to the date specified for such redemption: (i) a written request for redemption in form satisfactory to the Trustee (such as the form appearing on the Debenture certificate) and signed by the Debentureholder or the Debentureholder's legal representative (with appropriate evidence of authority), with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city of in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and (ii) the certificate or certificates representing the Debenture or Debentures, or portions thereof, for which redemption is being requested. Such written request for redemption shall specify the date on which such redemption is to be effected (which shall be no earlier than the 60th day following the date on which the Trustee receives such written request) and shall certify that an event permitting redemption at the request of a Debentureholder has occurred. The Trustee shall be entitled to rely on such certification as to the occurrence of a redemption event without further investigation. Upon receipt of a request for redemption satisfying all of the conditions of this Section 12, the Trustee shall accept for redemption the Debentures accompanying such request whereupon such Debentures shall become due and payable on the applicable redemption date at 100% of the principal amount thereof plus accrued interest to the date fixed for redemption, and on or after such date fixed for redemption (unless the Company shall default in the payment of such Debentures at such redemption price, together with interest accrued to the date fixed for redemption) no interest shall thereafter accrue or be payable in respect of the Debentures so redeemed. No payment in respect of the redemption of such Debentures, or portions thereof, will be made until such Debentures are surrendered to the Trustee. Requests for redemption may be rejected by the Trustee if not made in accordance with this Section 12, in which event the Trustee shall




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return such request and documentation to the persons submitting the same with instructions as to the further documentation required and such rejected request for redemption shall be deemed to have been withdrawn by the person making the same as provided in Section 4.14 of the Indenture (without prejudice, however, to the right of the Debentureholder to thereafter submit a request for redemption for the same event).

         The second paragraph of Section 4.03 of the Indenture shall apply to redemptions effected pursuant to Section 4.13 of the Indenture in the same manner and to the same extent that such paragraph applies to redemptions effected pursuant to Section 4.01 of the Indenture.

         A redemption or a request therefor pursuant to this Section 12 shall not be deemed a declaration of acceleration of the maturity of the Debentures for purposes of Section 3.02(e) of the Indenture.


SECTION 13.  Amendments to Provisions of Article Three of the Indenture.

         With respect to the Debentures, as permitted by clause (12) of Section
2.02 of the Indenture, the following provisions of Article Three of the Indenture shall be amended as specified below:

         (a) The proviso clause of Section 3.04 of the Indenture shall be amended to read in its entirety as follows:

                 "provided, however, that, unless prior to the date on which
                 (i) any written request for redemption of Subordinated Debt Securities of a Series at the request of a Debentureholder, to the extent permitted by the related Series Supplement, is received by the Trustee, or (ii) the notice of redemption of any Subordinated Debt Securities of a Series is mailed pursuant to Article Four hereof, the Trustee or any paying agent shall have received such notice, the Trustee or any paying agent shall have full power and authority to receive any monies which may be paid to it for such purpose and to apply the same to the redemption of such Subordinated Debt Securities."




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         (b)     The second proviso clause of Section 3.06 of the Indenture shall be amended to read in its entirety as follows:

                 "provided, further, that, unless prior to the date on which
                 (i) any written request for redemption of Subordinated Debt Securities of a Series at the request of a Debentureholder, to the extent permitted by the related Series Supplement, is received by the Trustee, or (ii) the notice of redemption of any Subordinated Debt Securities of a Series is mailed pursuant to Article Four hereof, the Trustee or any paying agent shall have received such notice, then, anything herein contained to the contrary notwithstanding, the Trustee or any paying agent shall have full power and authority to receive any monies which may be paid to it for such purpose and to apply the same to the redemption of such Subordinated Debt Securities, and shall not be affected by any notice to the contrary which may be received by it on or after such date."

SECTION 14.  Form of Debentures.

         The Debentures shall be in the form attached hereto as Exhibit B. Pursuant to Section 2.01 of the Indenture, the Debentures need not be issued in printed, lithographed or engraved form.

SECTION 15.  Maturity.

         The Debentures will mature and be payable in accordance with their terms on June 30, 2007, if not previously redeemed in accordance with their terms.

SECTION 16.  Counterparts.

         This Supplemental Indebenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.




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SECTION 17.  Governing Law.

         This Supplemental Indenture and the Indenture and each Debenture issued hereunder and thereunder shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 18.  Acceptance of Trusts.

         Texas Commerce Bank-Dallas, N.A., hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions herein and in the Indenture set forth.


SECTION 19.  Ratification of Indenture.

         As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.




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         IN WITNESS WHEREOF, the Company and the Trustee have caused this
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective seals duly attested to be hereunto affixed all as of the day and year first above written.


                                           CENTEX CORPORATION
(SEAL)                                     "Company"



Attest:                                    By    /s/  HARRY J. LEONHARDT
                                                 Harry J. Leonhardt,
                                                 Executive Vice President



/s/ JOHN G. JONES
John G. Jones,
Vice President, General
Counsel and Secretary



                                           TEXAS COMMERCE BANK-DALLAS, N.A.
(SEAL)                                     "Trustee"




Attest:                                    By    /s/ BRAD A. CARSON
                                                 Brad A. Carson, Senior
                                                 Vice President and
                                                 Trust Officer

/s/ PATTY A. STREETY
Patty A. Streety, Vice
President and Trust Officer





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STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Harry J. Leonhardt and John G. Jones, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CENTEX CORPORATION, a Nevada corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 15th day of June, 1987.



                                                   /s/ ELIZABETH S. BOOHER
                                                   Notary Public in and for the
                                                   State of Texas

My commission expires:                             Elizabeth S. Booher
                                                   (Type or Print Name)
      4/29/89



STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

         BEFORE ME, the undersigned authority, a Notary Public in and for said state, on this day personally appeared Brad A. Carson and Patty A. Streety, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEXAS COMMERCE BANK-DALLAS, N.A., a national banking association, and that they executed the same as the act of said association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 15th day of June, 1987.



                                                   /s/ ELIZABETH S. BOOHER
                                                   Notary Public in and for the
                                                   State of Texas

My commission expires:                             Elizabeth S. Booher
                                                   (Type or Print Name)
      4/29/89





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